Exhibit 99.1

PRESS RELEASE                                                                                     FOR IMMEDIATE RELEASE
May 1, 2008

CHDT CORP. SECURES $2,000,000 CREDIT LINE FROM STERLING NATIONAL BANK

Deerfield Beach, FL- CHDT Corp., (OTC.BB: CHDO.OB) a management company operating subsidiaries focused on designing and manufacturing consumer products for the North American retail market announced today that its wholly owned subsidiary, Capstone Industries,  has secured a conventional $2,000,000 asset based line of credit from Sterling National Bank(Sterling), located in New York City.

Over the past six months the company had been in negotiations with a variety of funding sources and Sterling was chosen due to its structure of funding, which is based on the company’s accounts receivables and inventories and no equity or convertible note features. The company will be able to increase its available credit facility, currently two million dollars, as account receivables and inventories grow because the funding is based on a percentage of these two factors.

“We are pleased to have the opportunity to embark on a business relationship with a bank that is focused on asset based lending and is experienced with our retailers and their payment cycles. We look forward to working and growing our business with Sterling National Bank, a bank that has been asset based lending since 1929. It was important for our company to find a funding partner that can grow as we grow ” said Howard Ullman, Chairman of CHDT Corp.

About Sterling National Bank- Sterling National Bank, with offices in New York City, Queens, Nassau and Westchester counties, was founded in 1929. Sterling serves the needs of businesses, professionals, and individuals by offering a broad array of products and services combined with a unique high-touch approach to customer service. Sterling is the principal banking subsidiary of Sterling Bancorp (NYSE:STL), a New York-based banking and financial services company with assets exceeding $2.0 billion dollars. Known for its focus on business customers, Sterling offers such services as working capital lines, asset based financing, factoring, accounts receivable management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, international trade financing, cash management, a wide variety of deposit products, trust and estate administration, and investment management services.

ABOUT CHDT:  CHDT Corporation is a management company, providing services and taking an active role in the management and direction of all business units that could benefit from cumulative business experience in a variety of industries.  Common components operated at the corporate level are human resources, financial services, accounting services, legal services, budgetary control, marketing support, information technology, and systems support.  By providing these corporate services for the business units, each unit is charged with focusing on planned revenue growth. See http://www.chdtcorp.com for more information about the company and www.capstoneindustries.com and www.stptools.com for information on our current product offerings.  URL’s listed in this pres release are not, in whole or in part,  incorporated herein by reference.

FORWARD-LOOKING STATEMENTS: This press release, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on the CHDT’s and its subsidiaries' current expectations, which may cause actual results to differ materially from those set forth in those statements. CHDT undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. CHDT is a small business concern, a micro-cap and a "penny stock company" (as defined in SEC Rules) and, as such, any investment in its securities is a highly risky investment suitable for only those who can afford to lose their entire investment.   Investors should carefully consider such risk factors, which should be evaluated together with the many uncertainties that affect CHDT's business, particularly those mentioned in the cautionary statements in current and future CHDT's filings with Securities and Exchange Commission.

CONTACT: Jane Klein

               Janek@capstoneindustries.com
               954-252-3440